Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Experts”, “Summary Consolidated Financial, Operating and Pro Forma Data”, and “Selected Consolidated Financial and Operating Data” and to the use of our report dated May 14, 2004 (except Note 25, as to which the date is July 9, 2004), in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-115553) and related Prospectus of EnerSys for the Registration of 14,375,000 shares of its common stock.

/s/ Ernst & Young LLP

Philadelphia, PA

July 26, 2004